Exhibit 10.42

WAIVER, CONSENT AND FOURTH AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Waiver, Consent and Fourth Amendment to Amended and Restated Revolving Credit Agreement (this “Amendment”) is entered into as of August 4, 2006 (the “Effective Date”) by and among (i) Richardson Electronics, Ltd., a Delaware corporation (the “US-Borrower”), (ii) Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation (each a “Canada-Borrower”, and collectively, the “Canada-Borrowers”); (iii) Richardson Electronics Limited, an English limited liability company (the “UK-Borrower”); (iv) RESA, SNC, a French partnership, Richardson Electronique SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company (each a “Euro-Borrower” and collectively, the “Euro-Borrowers”), (v) Richardson Sweden Holding AB, a Swedish corporation (the “Krona-Borrower”) and (vi) Richardson Electronics KK, a company organized under the laws of Japan (the “Japan-Borrower”) (the US-Borrower, the Canada-Borrowers, the UK-Borrower, the Euro-Borrowers, the Krona-Borrower and the Japan-Borrower are collectively referred to as the “Borrowers”), the lenders party hereto (each, a “Lender” and collectively, the “Lenders”), JP Morgan Bank, N.A., London Branch, as Eurocurrency Agent (the “Eurocurrency Agent”), JPMorgan Chase Bank, N.A., Toronto Branch as Canada Agent (the “Canada Agent”), JPMorgan Chase Bank, N.A., Tokyo Branch as Japan Agent (the “Japan Agent”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA as administrative agent (in such capacity, the “Administrative Agent”) (the Eurocurrency Agent, the Canada Agent, the Japan Agent and the Administrative Agent are collectively referred to as the “Funding Agents” and each individually a “Funding Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Funding Agents are parties to that certain Amended and Restated Revolving Credit Agreement dated as of October 29, 2004 (as amended from time to time, the “Agreement”);

WHEREAS, the Borrowers, the Lenders and the Funding Agents desire to, among other things, amend the Credit Agreement in order to revise certain financial covenants, to provide certain requirements for the maintenance of excess Borrowing Base availability, and to accommodate new overdraft credit facilities extended pursuant to the Overdraft Facility Agreement (as hereinafter defined), in each case on the terms and conditions set forth herein;

WHEREAS, US-Borrower has discovered errors in its financial accounting and concluded, as a result thereof, that its previously issued financial statements, including those for its fiscal years ended May 31, 2003, May 29, 2004 and May 28, 2005, and the interim periods ended September 3, 2005 and December 3, 2005 should no longer be relied upon. The US Borrower has not yet determined the impact of these errors for any specific period, but it estimates that, in the aggregate, the errors will reduce stockholders’ equity by approximately $3 million to $4 million. As a result of ongoing evaluation of these accounting errors, the US Borrower did not file its Form 10-Q for its fiscal quarter ended March 4, 2006 (the “Third Quarter 10-Q”) by the filing deadline of April 18, 2006. It intends to file the report on Form 10-Q for that period as soon as possible, and, if required, to file amended reports for previously issued financial statements as soon as practicable after completing its analysis of the impact of the accounting errors on those periods. It also intends to file amended reports for any other prior periods, if it determines that it is necessary to restate the financial statements for any such periods as a result of the accounting correction (the “Error and Restatement”);

WHEREAS, the Error and Restatement results in certain Defaults under the Agreement as more particularly described herein;

WHEREAS, the US-Borrower further desires to sell its interest in a certain vacant facility located at 715 Hamilton, Geneva, Illinois (the “Geneva Real Property”) for the sum of approximately Three Million Dollars ($3,000,000) (the “Geneva Real Property Sale”);

WHEREAS, the US-Borrower further desires to repurchase in privately negotiated transactions certain of its 8% Convertible Senior Subordinated Notes (the “8% Notes”) issued in connection with that certain Indenture dated November 21, 2005 among US Borrower, Law Debenture Trust Company of New York (the “Trustee”) and JPMorgan Trust Company, National Association, as paying agent, registrar and conversion agent and settle allegations of default with certain holders of the 8% Notes in amounts for (i) principal, premium, fees and expenses (including attorneys’ fees) not in excess of Sixteen Million One Hundred Thousand Dollars ($16,100,000) and (ii) accrued interest thereon (such of the 8% Notes being repurchased are hereinafter referred to as the “Repurchased Notes” and the transaction that effects such repurchase is hereinafter referred to as the “Note Repurchase”);

*

WHEREAS, the US-Borrower or its Affiliates desires to liquidate Richardson Distribution, Inc., a Delaware corporation (“REDI”) (such liquidation of REDI to be referred to herein as the “Subsidiary Liquidation”) pursuant to a tax plan of reorganization whereby, among other things, the US-Borrower shall transfer its interest in certain of the Euro Borrowers and various other Subsidiaries to the Euro Holding Company (as hereinafter defined) and to otherwise consolidate its holding structure as more particularly described in the minutes of the Special Meeting of the Board of Directors of the US-Borrower of May 18, 2006 (the “Plan of Reorganization”);

WHEREAS, the shares of REDI are pledged as collateral to the Lenders under the Stock Pledge Agreement dated as of November 26, 2002 between Borrower and Lenders;

* - Redacted text - Confidential treatment requested.

WHEREAS, JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (in its capacity as a Lender, “JPMorgan”) desires to reduce the amount of its US Facility Commitment and increase the amount of its Euro Facility Commitment and the Lenders and the Borrower desire to agree to such a reduction and increase in JPMorgan’s Commitments;

WHEREAS, JPMorgan desires to enter into an overdraft credit facility for the benefit of the Euro Holding Company as evidenced by a separate agreement between JPMorgan and the Euro Holding Company;

WHEREAS, the Lenders wish to waive certain Defaults arising from the Error and Restatement, grant certain consents in connection with the Geneva Real Property Sale, the 8% Note Repurchase, * and the Subsidiary Liquidation and amend the Agreement, in each case on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. (a) Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended hereby.

(b) The following terms used in this Amendment shall have the meanings set forth below:

“Restatement Defaults” means the Defaults arising as a result of the Error and Restatement and for the periods covered thereby, together with any preceding periods, (i) under Section 7.1 of the Agreement by reason of the breach of representations and warranties contained in Sections 5.4, 5.6, 5.9, and 5.12 of the Agreement on account of the submission of incorrect financial statements, (ii) arising under Section 7.3 of the Agreement arising by reason of the violation of Section 6.1 of the Agreement, which requires, among other things, the submission of financial statements adhering to Agreement Accounting Principles no later than April 18, 2006 in respect of the most recent reporting period, (iii) arising under Sections 7.5 and 7.21 in connection with defaults arising under Debentures due by reason of the US-Borrower’s failure to deliver timely financial statements and breaches of representations and warranties under the Debentures (the “Debenture Defaults”), and (iv) other Defaults caused solely by the occurrence of the Defaults described in the foregoing clauses (i) through (iii).

2. Waiver.

Each Lender hereby waives Events of Default under Sections 7.1 and 7.3 of the Agreement arising solely from (i) the Restatement Defaults, provided however, that the Debenture Defaults are waived by the Lenders only to the extent the same have been waived by the appropriate parties to the Debentures and no subsequent defaults are declared; (ii) the violation of Section 6.4 in connection with the Subsidiary Liquidation;

* - Redacted text - Confidential treatment requested.

(iii) the violation of Section 6.12 in connection with * and the Geneva Real Property Sale, provided * and the Geneva Real Property Sale are prepaid in accordance with this Amendment and the Agreement; (iv) the violation of Section 6.24 of the Agreement arising from the US-Borrower and its Subsidiaries’ failure to maintain a Leverage Ratio at less than 3.35 to 1.0 measured at the fiscal quarter ended March 4, 2006; (v) the violation of Section 6.25 of the Agreement arising from the US-Borrower and its Subsidiaries’ failure to maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.0 measured at the fiscal quarter ended March 4, 2006; and (vi) the violation of Section 6.26 of the Agreement arising from the US-Borrower and its Subsidiaries’ failure to maintain Tangible Net Worth measured at the fiscal quarter ended March 4, 2006.

3. Consent

Each Lender hereby consents (i) pursuant to Section 6.4 of the Agreement, to the Subsidiary Liquidation and corresponding release of the applicable shares pledged under the Collateral Documents, (ii) pursuant to Section 6.12 of the Agreement to the Real Property Sale and * , and (iii) pursuant to Section 6.23 of the Agreement, to the Note Repurchase, in each case subject to the terms and conditions contained herein. Each Lender further acknowledges the US-Borrower’s intention to request an Advance, the proceeds of which shall be used to finance in full the Note Repurchase, and which Advance shall finance the payment or repayment of amounts for (x) principal, premium, fees and expenses (including attorneys’ fees) not in excess of Sixteen Million One Hundred Thousand Dollars ($16,100,000) and (y) accrued interest thereon. *

4. Amendments.

(a) The following definitions contained in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced as follows:

“‘Adjusted EBITDA’ means, at any date of determination thereof, EBITDA plus the Goodwill Reduction plus the Severance Charge plus the 2006 Severance Charge plus (or minus) Foreign Exchange Gains/Losses plus the Note Repurchase Premium Charge plus SFAS 133 Charges minus SFAS 133 Gains plus FASB 123 Expenses minus FASB 123 Gains.”

“‘Availability Hold’ means the sum of (i) Twenty Million Dollars ($20,000,000) at all times through and including the date on which the US-Borrower files its Third Quarter 10-Q; and (ii) Ten Million Dollars ($10,000,000) effective for all times after the US-Borrower files its Third Quarter 10-Q, which reduction shall be deemed incorporated into any Borrowing Base Certificate submitted for the month ended just prior to such reduction. The reductions contemplated by clause (ii) of this definition shall be conditioned on no occurrence of any Default or Unmatured Default.”

* - Redacted text - Confidential treatment requested.

“‘Debentures’ means the US-Borrower’s (i) 8.0% Convertible Senior Subordinated Notes due 2011 and (ii) 7 3/4% Convertible Senior Subordinated Notes due 2011.”

(b) The following new definitions are hereby inserted alphabetically in Section 1.1 of the Agreement as follows:

“‘2006 Severance Charge’ means up to a cumulative amount of $1,500,000 representing a one time charge taken by the US-Borrower during the US-Borrower’s fiscal quarter ending August 31, 2006 relating to employee severance packages in accordance with Agreement Accounting Principles, as certified to the Administrative Agent by an Authorized Officer of the US-Borrower.”

“‘Euro Holding Company’ means Richardson Electronics Benelux B.V., a Dutch private limited liability company.”

“‘FASB 123 Expenses’ means recurring non-cash expenses related to the US Borrower’s accounting for stock options as determined in accordance with Agreement Accounting Principles.’

“‘FASB 123 Gains’ means recurring non-cash gains related to the US Borrower’s accounting for stock options as determined in accordance with Agreement Accounting Principles.’

“‘Foreign Exchange Gains/Losses’ means recurring non-cash portion of foreign exchange gains/losses as determined in accordance with Agreement Accounting Principles.’

“‘Note Repurchase Premium Charge’ up to an amount not in excess of $2,750,000 representing a one time charge taken by the US-Borrower relating to the premium and related expenses (including attorneys’ fees) paid by the US-Borrower in connection with the Note Repurchase. For the avoidance of doubt, the Note Repurchase Premium Charge shall not include any principal or interest paid in connection with the Note Repurchase.”

“‘Overdraft Exposure’ means the aggregate uncommitted amount available for borrowing under the Overdraft Facility Agreement.”

“‘Overdraft Facility Agreement’ means an uncommitted overdraft credit facility for the benefit of the Euro Holding Company as evidenced by a separate agreement between the Overdraft Lender and the Euro Holding Company, as the same may be amended, modified, exchanged or substituted from time to time.”

“‘Overdraft Lender’ means JPMorgan Chase Bank, N.A., London Branch.

“‘Overdraft Loan’ is defined in Section 2.25.1”

(c) For avoidance of doubt, the definition of “Borrowers” shall be as set forth in this Amendment.

(d) A new Section 2.25 is added as follows:

Overdraft Loans.

2.25.1 Overdraft Loans. The Overdraft Lender in its sole and absolute discretion, from and including the date of this Agreement and prior to the Facility Termination Date, may make, on a revolving credit basis, loans (collectively, “Overdraft Loans”) in Euro to the Euro Holding Company in such aggregate amounts as Euro Holding Company may from time to time request from the Overdraft Lender in accordance with the Overdraft Facility Agreement up to the amount of the Overdraft Exposure; provided, after giving effect to such Overdraft Loan, (i) the aggregate outstanding amount of all Overdraft Loans does not exceed the Overdraft Exposure, and (ii) the Overdraft Exposure, plus the Eurocurrency Advances, do not exceed the Aggregate Euro Facility Commitment. The Overdraft Facility Agreement shall take effect upon its execution and delivery on terms acceptable to the Overdraft Lender and satisfaction of all conditions to effectiveness thereto. For purposes of computation of the fees contained in Section 2.4.2 hereof, outstanding Overdraft Loans shall count as usage under the Euro Facility. Subject to the terms of this Agreement, the Euro Holding Company may borrow, repay and reborrow Overdraft Loans at any time prior to the Facility Termination Date in accordance with the terms of the Overdraft Facility Agreement. The terms and conditions of borrowing in respect to the Overdraft Loans, including borrowing procedures, shall be as set forth in the Overdraft Facility Agreement. The parties hereto acknowledge and agree that the Overdraft Loans shall be entitled to the same collateral security and guaranties as the Euro Facility, including, without limitation the Collateral Documents and each Borrower agrees to perform such other and further acts necessary to give effect to such security and support.

2.25.2 Participations; Reimbursement by Euro Lenders. Upon the earlier of (a) a Business Day occurring no less frequently than weekly, as determined by the Eurocurrency Agent and notice of which has been provided to the Euro Lenders and (b) the Business Day on which written demand by the Overdraft Lender, with a copy of such demand to the Administrative Agent, is received by each Euro Lender (such date, the “Overdraft Settlement Date”), each other Euro Lender shall purchase from the Overdraft Lender, and the Overdraft Lender shall sell and assign to each such other Euro Lender, such other Euro Lender’s Percentage of such outstanding Overdraft Loans as of such Overdraft Settlement Date, by making available for the account of the Overdraft Lender, by deposit at the office specified by the Eurocurrency Agent, in same day funds, an amount equal to the portion of the outstanding principal amount, of such Overdraft Loans to be purchased by such Euro Lender. The Euro Holding Company agrees to each such sale and assignment. If and to the extent any Euro Lender shall not have made the amount of such Overdraft Loan available to the Eurocurrency Agent by 2:00 p.m. (London time) on the Overdraft Settlement Date (it being understood that any such notice received after noon (London time) on any Business Day shall be deemed to have been received on the next following Business Day), such Euro Lender agrees to pay interest on such amount to the Eurocurrency Agent for the Overdraft Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Eurocurrency Agent to the date such amount is paid, at a rate per annum equal to the Eurocurrency Rate (as determined by the Overdraft Lender) plus Two Percent (2.0%). Any Euro Lender’s failure to make available to the Eurocurrency Agent its Percentage of any such Overdraft Loan shall not relieve any other Euro Lender of its obligation hereunder to make available to the Eurocurrency Agent such other Euro Lender’s Percentage of such Overdraft Loan, but no Euro Lender shall be responsible for the failure of any other Euro Lender to make available to the Eurocurrency Agent such other Euro Lender’s Percentage of any such Overdraft Loan. If such Euro Lender shall pay to the Eurocurrency Agent such amount for the account of the Overdraft Lender on any Business Day, such amount so paid in respect of principal shall constitute a Overdraft Loan made by such Euro Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Overdraft Loan made by the Overdraft Lender shall be reduced by such amount on such Business Day.

(e) Section 6.1(iv) is hereby amended to delete reference to the number “10” therein and to replace said reference with the number “20.”

(f) Section 6.10(i) is hereby deleted and replaced as follows:

“(i) The Loans and Letters of Credit hereunder, together with the Overdraft Loans.”

(g) Section 6.26 is hereby deleted in its entirety and replaced as follows:

“Fixed Charge Coverage Ratio. The US-Borrower and its Subsidiaries will maintain, on each date listed below, a Fixed Charge Coverage Ratio of greater than the respective ratio specified for such date:

Applicable Dates	Minimum Ratio
May 31, 2006	1.50 to 1.00

August 31, 2006	1.40 to 1.00

November 30, 2006 and each fiscal quarter-end thereafter	1.50 to 1.00”

(h) Section 6.26 is hereby deleted in its entirety and replaced as follows:

“6.26 Tangible Net Worth. The US-Borrower and its Subsidiaries will maintain, at all times, a Tangible Net Worth greater than the sum of (i)

eighty five percent (85%) of Tangible Net Worth at the fiscal quarter ended March 4, 2006 plus (ii) fifty percent (50%) of the Net Income of the US-Borrower and its Subsidiaries earned in each fiscal quarter beginning with the quarter ending June 3, 2006 (without deduction for losses), plus (iii) one hundred percent (100%) of the net proceeds (gross proceeds minus (A) ordinary and necessary out of pocket costs and expenses and (B) reasonable underwriting fees and discounts incurred with respect to such gross proceeds) received by the US-Borrower or its Subsidiaries on or after March 4, 2006 from additional paid in capital, including, but not limited to, equity investments and proceeds from the issuance and sale of capital stock (including the amount of all Indebtedness which is converted into equity in the US-Borrower or its Subsidiaries).”

(i) The undersigned parties hereby agree, until the earlier of delivery of the US Borrower’s financial reports for the quarter ending November 30, 2006, required to be submitted under the Agreement or the completion of * , all Advances shall be priced at Level V Status within the meaning of the Pricing Schedule. The parties further agree, upon completion of * , all Advances shall be priced at Level II Status within the meaning of the Pricing Schedule until such time as new covenants have been agreed as required under Section 6(c) of this Amendment.

5. Effectiveness. This Amendment shall become effective when the Administrative Agent has received all of the following acknowledged to be satisfactory by the Administrative Agent:

(a) This Amendment, executed by the requisite signatories;

(b) A certificate, signed by the chief financial officer of Richardson Electronics, Ltd. substantially in the form of Annex A attached hereto and made a part hereof, stating that on the date on which this Amendment becomes effective (the “Effective Time”) (after giving effect to this Amendment) no Default or Unmatured Default has occurred and is continuing and further certifying that the representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the Effective Time;

(c) The Administrative Agent shall have received, for the account of each Lender, an amendment fee equal to One Quarter Percent (.25%) of the Aggregate Commitment, payable in Dollars;

(d) The Administrative Agent shall have received a copy of the Plan of Reorganization as presented to the US-Borrower’s Board of Directors, which shall be in form and substance satisfactory to the Administrative Agent;

(e) The representations and warranties contained in Section 8 of this Amendment shall be true and correct in all material respects; and

* - Redacted text - Confidential treatment requested.

(f) Such other documents, instruments, approvals (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof) or opinions as the Administrative Agent may reasonably request.

6. Covenants. During the term of the Agreement, unless the Required Lenders shall otherwise consent in writing, the US Borrower agrees as follows:

(a) The US Borrower shall furnish to the Administrative Agent a copy of its Quarterly Report as filed on Form 10-Q as of and for the fiscal quarter ended March 4, 2006. The form and content of the report with respect to the consolidated financial statements shall (i) meet the requirements of the Agreement and not contain any “going concern” qualification or other qualification unacceptable to the Administrative Agent and (ii) conform substantially to and contain no material deviations or variations from the draft financial statements in respect to such period furnished by the US-Borrower to the Administrative Agent on July 20, 2006. Such Quarterly Report on Form 10-Q shall be furnished to the Administrative Agent not later than September 1, 2006.

(b) * shall be paid to the Administrative Agent for the benefit of the Lenders in repayment of the Loans in accordance with the Agreement.

(c) Not less than 60 days after completion of * , the Borrowers and the Required Lenders will amend Sections 6.24, 6.25 and 6.26 of the Agreement in connection with mutually agreeable financial covenants. The failure of the parties to reach mutually agreeable financial covenants and execute an amendment evidencing the same shall be a Default.

7. Conditions Subsequent. The continuing effectiveness of certain consents granted in this Amendment shall be conditioned upon satisfaction of the following conditions subsequent and to the extent the applicable conditions are not met, the applicable consent related to such condition subsequent shall be deemed null and void and no longer have effect:

(a) In the case of the Note Repurchase, so long as the US Borrower shall have delivered the Quarterly Report as required herein, the Note Repurchase may be completed, and in any event, will be completed on or before September 30, 2006, and will be conducted in full compliance with applicable law and the US-Borrower agrees to promptly provide to the Administrative Agent such documents (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof), representations and opinions as the Administrative Agent may reasonably request to evidence the terms of the Note Repurchase and the compliance thereof with applicable law. After giving effect to the Note Repurchase and acceptance of the applicable waivers issued by a majority of the holders of the 8% Notes by the Trustee under the Indenture, there shall exist no event of default or other event or occurrence, under the Indenture that would permit the remaining holders of the 8% Notes to accelerate the maturity thereof, any such event of default being cured to the US-Borrower or waived by the applicable holders of the 8% Notes, pursuant to the terms of the Indenture.

* - Redacted text - Confidential treatment requested.

(b) In the case of * will be conducted in full compliance with applicable law and the US-Borrower agrees to promptly provide to the Administrative Agent such documents (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof), representations and opinions as the Administrative Agent may reasonably request to evidence the terms of * and the compliance thereof with applicable law.

8. Reductions to Commitments

(a) Each Borrower hereby directs the termination in full of the Aggregate Krona Facility Commitment and the reduction of the Aggregate Canada Facility Commitment by an amount in Canadian Dollars of Six Million Dollars (CAD$6,000,000) and each Funding Agent by its signature hereto hereby acknowledges and consents to such termination and reduction with no requirement of advance notice thereof. The Lenders further agree that the allocation of the Aggregate Commitment after giving effect to such termination and reduction shall be as set forth on Annex 1 attached hereto and made a part hereof.

(b) Upon completion of * , the US Facility Commitment shall be reduced by a Dollar Amount equal to 60% of * . Each US Lender’s US Facility Commitment shall be reduced pursuant to this Section 8(b) on a pro rata basis.

9. Change in Commitments. Upon the effectiveness of the Overdraft Facility Agreement, the Lenders and the Borrowers hereby agree that the US Facility Commitment held by JPMorgan shall be reduced by a Dollar Amount of up to €6,000,000 and the Euro Facility Commitment held by JPMorgan shall increase in the same amount (up to €6,000,000). The amount of such decrease and correlative increase shall be at the sole discretion of JPMorgan.

10 Representations and Warranties. Each Borrower represents and warrants to the Lenders and Funding Agents (which representations and warranties shall become part of the representations and warranties made by such Borrower under the Agreement) that:

(a) The execution, delivery and performance of this Amendment and the Overdraft Facility Agreement has been duly authorized by all necessary action and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected;

(b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of any Borrower is required on the part of such

* - Redacted text - Confidential treatment requested.

Borrower in connection with the execution, delivery and performance of this Amendment, the Overdraft Facility Agreement or the transactions contemplated thereby and the execution, delivery and performance of this Amendment or the Overdraft Facility Agreement and the transactions contemplated hereby will not violate the terms of any contract or agreement to which such Borrower is a party;

(c) The Agreement, as amended hereby, together with the Overdraft Facility Agreement, is the legal, valid and binding obligation of each Borrower and the Euro Holding Company, enforceable against it in accordance with the terms thereof;

(d) To the best of each Borrower’s knowledge, the most recent financial statements of each Borrower delivered to the Lender are complete and accurate in all material respects and present fairly the financial condition of such Borrowers as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of any Borrower since the date of such financial statements. There are no material liabilities of any Borrower, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and

(e) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred or exists under the Agreement as of the Effective Date hereof.

11. Acknowledgement and Reaffirmation. Each Borrower hereby ratifies and affirms all of the obligations and undertakings contained in the Agreement and the Agreement remains in full force and effect in accordance with its terms. Each Borrower hereby acknowledges, agrees and affirms that each document and instrument securing or supporting the obligations and indebtedness owing to the Lenders and Funding Agents prior to the date of this Amendment remains in full force and effect in accordance with its terms, and that such security and support remains in full force effect as to all obligations under the Agreement.

12-. Expenses. The Borrowers jointly and severally agree to pay and save the Lenders and Funding Agents harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Baker & McKenzie LLP, counsel to certain of the Lenders, in connection with the preparation and review of this Amendment and any related documents.

13. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

14. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

RICHARDSON ELECTRONICS, LTD.

BY:
TITLE:

BURTEK SYSTEMS, INC.

BY:
TITLE:

RICHARDSON ELECTRONICS CANADA, LTD.

BY:
TITLE:

RICHARDSON ELECTRONICS LIMITED

BY:
TITLE:

RESA, SNC

BY:
TITLE:

RICHARDSON ELECTRONIQUE SNC

BY:
TITLE:

RICHARDSON ELECTRONICS IBERICA, S.A.

BY:
TITLE:

RICHARDSON ELECTRONICS GMBH

BY:
TITLE:

RICHARDSON ELECTRONICS BENELUX B.V.

BY:
TITLE:

RICHARDSON SWEDEN HOLDING AB

BY:
TITLE:

RICHARDSON ELECTRONICS KK

BY:
TITLE:

FUNDING AGENTS:

JPMORGAN CHASE BANK, N.A.

BY:
TITLE:

JP MORGAN CHASE BANK, N.A., London Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., Toronto Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., through its
Tokyo Branch

BY:
TITLE:

LENDERS:

HARRIS N.A. (f/k/a HARRIS TRUST AND SAVINGS BANK)

BY:
TITLE:

BANK OF MONTREAL, Toronto Branch

BY:
TITLE:

BANK OF MONTREAL, London Branch

BY:
TITLE:

NATIONAL CITY BANK, Canada Branch

BY:
TITLE:

NATIONAL CITY BANK, SUCCESSOR BY MERGER TO NATIONAL CITY BANK OF THE MIDWEST

By:
TITLE:

LASALLE BANK NATIONAL ASSOCIATION

By:
TITLE:

LASALLE BUSINESS CREDIT, a division of ABN AMRO Bank N.V., Canada Branch

By:
TITLE:

JPMORGAN CHASE BANK, N.A., London Branch

By:
TITLE:

JPMORGAN CHASE BANK, N.A., Toronto Branch

By:
TITLE:

JPMORGAN CHASE BANK, N.A., through its Tokyo Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A.

BY:
TITLE:

JP MORGAN EUROPE LIMITED

BY:
TITLE:

ADDITIONAL LENDER:

BANK OF MONTREAL, London Branch

BY:

TITLE:

ANNEX A

OFFICER’S CERTIFICATE

This Certificate is delivered to JPMorgan Chase Bank, N.A., as Administrative Agent by Richardson Electronics, Ltd., pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of October 29, 2004 among the Borrowers named therein, the Lenders set forth on the signature pages thereto and the Funding Agents identified therein (as amended or modified from time to time, the “Credit Agreement”). All capitalized terms used herein but not defined shall have the respective meanings ascribed thereto in the Credit Agreement. The undersigned, in his capacity as chief financial officer of Richardson Electronics, Ltd., hereby certifies to the Funding Agents and the Lenders that on the date hereof no Default or Unmatured Default has occurred and is continuing and that all the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date hereof.

This Certificate is delivered as of 8/4, 2006.

By:
Its:

ANNEX 1

COMMITMENTS

Bank	US	%	CAD	%	GBP	%	EUR	%	JPY	%
Total Tranch	70,000,000		11,000,000.00		4,500,000.00		5,000,000.00		300,000,000.00

JPM	21,474,000	30.68%	2,670,000	24.27%	1,245,000	27.67%	5,000,000	100.00%	300,000,000	100.00%
Harris	15,826,000	22.61%	3,260,000	29.64%	1,260,000	28.00%	—	0.00%	0	0.00%
National City	15,826,000	22.61%	3,000,000	27.27%	1,050,000	23.33%	—	0.00%	0	0.00%
LaSalle	16,874,000	24.11%	2,070,000	18.82%	945,000	21.00%	—	0.00%	0	0.00%

Total	70,000,000	100.00%	11,000,000	100.00%	4,500,000	100.00%	5,000,000	100.00%	300,000,000	100.00%